SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2006

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 East Pratt Street, Suite 1400, Baltimore, Maryland 21202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 951-4800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

$215 million of 7 3/4% Senior Notes due 2016

On October 3, 2006, FTI Consulting, Inc. (“FTI”) completed the issuance and sale of $215 million aggregate gross principal amount of 7  3/4% Senior Notes due October 1, 2016 (the “Senior Notes) pursuant to that certain Purchase Agreement dated as of September 27, 2006 (the “Purchase Agreement”), among FTI, the guarantors named therein (the “Note Guarantors”) and the initial purchasers named therein (the “Initial Purchasers”) in an offering (the “Offering”) to qualified institutional buyers in reliance on Rule 144A and to persons outside the United States in accordance with Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby FTI, on the one hand, and the Initial Purchasers, on the other hand, have agreed to indemnify each other against certain liabilities. The forgoing description of the Purchase Agreement is qualified in its entirety by reference to the complete version of the Purchase Agreement filed as Exhibit 1.1 to the Current Report on Form 8-K/A dated September 27, 2006 and filed with the Securities and Exchange Commission (the “SEC”) on October 3, 2006.

The Senior Notes were issued pursuant to an indenture dated as of October 3, 2006 (the “Indenture”), by and among FTI, the Note Guarantors and Wilmington Trust Company, as trustee. The Senior Notes will mature on October 1, 2016 and rank pari passu in right of payment with all of FTI’s existing and future senior indebtedness, if any, and senior in right of payment to all of FTI’s existing and future subordinated indebtedness. FTI will have the option to redeem all or a portion of the Senior Notes at any time on or after October 1, 2011 at specified redemption prices. At any time prior to October 1, 2011, FTI may also redeem all or a part of the Senior Notes at a redemption price equal to 100% of the principal amount of the notes redeemed plus a specified applicable premium. At any time before October 1, 2009, FTI may also redeem up to 35% of the aggregate principal amount of the Senior Notes at a redemption price of 107.75% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, with the proceeds of certain equity offerings.

In connection with the Offering, FTI and the Note Guarantors entered into a registration rights agreements dated as of October 3, 2006 (the “Registration Rights Agreement”), with the Initial Purchasers relating to the Senior Notes. Pursuant to the Registration Rights Agreement, FTI agreed to file an exchange offer registration statement and to undertake an offer to exchange the Senior Notes for notes with substantially identical terms that are registered under the Securities Act.

The net proceeds of the Offering of the Senior Notes has been used to finance a portion of FTI’s previously announced acquisition of FD International (Holdings) Limited (“FD1”), a global strategic business and financial communications consulting firm, for approximately $260 million.

The foregoing descriptions of the Indenture and Exchange and Registration Rights Agreement are qualified in their entireties by reference to the complete copies of those agreements that are filed as Exhibits 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

In connection with the closing of the Offer to Purchase as of October 4, 2006, FTI issued 206,904 Earn Out Option Shares together with the Closing Value Guarantee to FD Shareholders who elected the Earn Out Option.

As of October 4, 2006, FTI issued Put/Call Options exercisable for an aggregate of 915,717 Put/Call Shares at an exercise price of $22.26 per share. As of October 6, 2006, FTI issued 915,717 Put/Call Shares together with the Closing Value Guarantee upon exercise of all outstanding Put/Call Options issued on October 4, 2006.

The Earn Out Option Shares offered and sold as of October 4, 2006, the Put/Call Options issued as of and the Put/Call Shares issued pursuant to the exercise of the Put/Call Options as of October 6, 2006, have not been registered under the Securities Act. The Shares and Put/Call Options have been offered and sold in transactions not involving public offerings in reliance on exemptions under the US federal securities laws. In the case of US persons, the Shares and Put/Call Options have been offered, sold and issued in reliance on Section 4(2) of the Securities Act to accredited investors and no more than 35 unaccredited investors in transactions not involving a public offering. In the case of non-U.S. persons, the Shares and Put/Call Options have been offered, sold and issued in reliance on Regulation S promulgated by the SEC under the Securities Act in offshore transactions to eligible FD Shareholders outside of the US. FTI did not engage in general solicitation, advertising and directed selling efforts in connection with the offering of the Shares and Put/Call Options.

On October 5, 2006, FTI issued 27,315 shares of Common Stock to the three selling shareholders of the entire share capital of G3 Consulting Limited (“G3”), pursuant to the Purchase Agreement, between the selling shareholders of G3 and FTI Consulting Limited, a subsidiary of FTI. The 27,315 shares of Common Stock have been offered, sold and issued in a transaction not involving a public offering in reliance on the exemption from registration under Section 4(2) of the Securities Act. FTI did not engage in general solicitation and advertising in connection with the offering of such shares.

ITEM 7.01 Regulation	FD Disclosure.

The Press Release issued by FTI on October 3, 2006 includes forward looking information regarding the effect of the acquisition of FD on FTI’s future earnings per diluted share. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information included in this Item 7.01, including Exhibit 99.1 furnished herewith, shall be deemed not to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing pursuant to the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such filing.

ITEM 8.01	Other Events

Acquisition of Substantially All of the Share Capital of FD International (Holdings) Limited and All Preferred Finance Securities of FD International 2 Limited

As of October 3, 2006, FTI FD LLC (“Bidco”), a wholly owned subsidiary of FTI, commenced closing its previously announced offer to purchase (“Offer to Purchase”) the entire share capital of FD1 consisting of its issued and outstanding A Shares, B Shares and C Shares (collectively, the “Ordinary Shares”) and Deferred Shares (the “Deferred Shares,” and together with the Ordinary Shares, the “FD1 Shares”), and issued and outstanding preferred finance securities (“Preferred Finance Securities,” and together with the FD1 Shares, the “FD Shares”) of FD International 2 Limited (“FD2,” and together with FD1, “FD”) from the holders of FD Shares (the “FD Shareholders”) that commenced on September 11, 2006. Bidco received acceptances from FD Shareholders holding 4,330,164 (approximately 97%) of the issued and outstanding FD1 Shares and 100% of the issued and outstanding Preferred Finance Securities of FD2, based on completed and signed acceptance documents returned to Bidco on or before 5:00 p.m. New York time on October 2, 2006.

As previously reported in FTI’s Current Report on Form 8-K dated September 11, 2006 filed with the SEC on September 14, 2006 (the “September 11 Form 8-K”), which is incorporated by reference herein, prior to commencement of the Offer to Purchase on September 11, 2006, Bidco received irrevocable undertakings from the controlling shareholder group and 24 additional non-controlling shareholders of FD (representing approximately 76% of the FD1 Shares and the entire Preferred Finance Securities of FD2) to accept Bidco’s Offer to Purchase their FD Shares. The form of irrevocable undertaking executed by the controlling shareholder group, representing in the aggregate 44.6% of the entire share capital of FD (on a fully diluted basis) and the entire Preferred Finance Securities of FD2 contained a commitment to accept the Cash Option (as described below) in respect of all such shares and Preferred Finance Securities and was conditioned on such funds not being subject to the 50% cash holdback described in the September 11 Form 8-K, but that the entire amount be paid upon settlement. The irrevocable undertakings received from non-controlling shareholders of FD who delivered irrevocable undertakings, represent 31.3% of the entire share capital of FD1 (on a fully diluted basis). The irrevocable undertakings from the non-controlling shareholders contained commitments to elect the Earn Out Option (as described below) in respect to all shares to which the undertakings apply. As a result of the irrevocable undertakings received by Bidco, the Offer to Purchase became unconditional in all respects as of September 11, 2006. Pursuant to the Articles of Association of FD, FD Shareholders who do not accept Bidco’s offer to purchase will be required to transfer their shares to Bidco pursuant to a drag-along right if and when Bidco exercises its drag-along right. In addition, as of September 11, 2006, a Warranty Deed was entered into between Bidco and certain of the executive officers of FD who are also FD Shareholders (the “Warrantors”). Under the Warranty Deed, the Warrantors warrant, based on their actual knowledge, the accuracy of certain FD information provided to Bidco and covenant to cooperate with Bidco, not take certain business actions while the offer to purchase remains open, and upon settlement to call a board of directors meeting to appoint persons nominated by Bidco as directors of FD and its subsidiaries.

In consideration of Bidco’s acquisition of FD Shares, FD Shareholders who elected to receive the entire purchase price for their FD Shares in the form of cash (the “Cash Option”) are being paid aggregate cash consideration of £49,621,015.50. FD Shareholders who elected to receive a combination of cash (or loan note alternative), shares of common stock, par value $0.01 per share (“Common Stock”) of FTI (or loan note and put and call option alternative), and future rights to cash payments if earned (“Earn Out”) (or loan note alternative) (collectively, the “Earn Out Option”), are being paid or issued (a) aggregate cash consideration of approximately £35,763,160.91, (b) 206,904 shares of Common Stock (“Earn Out Option Shares”), based on a Common Stock price of $22.26 per share (the average closing price per share of Common Stock as reported on the New York Stock Exchange for the five trading days ending September 6, 2006), and (c) approximately (i) £3,645,589.70 principal amount of loan notes in lieu of cash (the “Cash Loan Notes”) and (ii) £10,784,758 principal amount of loan notes (“Put/Call Loan Notes”) and associated put and call options (“Put/Call Options”) exercisable for an aggregate of 915,717 shares of Common Stock (the “Put/Call Shares,” and together with the Earn Out Option Shares, the “Shares”) in lieu of Common Stock. As of October 6, 2006, all issued Put/Call Options had been exercised with respect to all Put/Call Loan Notes and FTI issued 915,717 Put/Call Shares based on a Common Stock price of $22.26 per share. The maturity dates of the Cash Loan Notes extend up to two years from the date of issuance depending on how long the relevant FD Shareholder has held FD Shares. FTI guaranteed Bidco’s Cash Loan Notes pursuant to a written parent guaranty agreement dated as of October 4, 2006 (the “Parent Guaranty Agreement”). For purposes hereof cash consideration has been expressed in British Pounds Sterling, however, certain FD Shareholders elected to receive the cash consideration for their FD Shares in US Dollars or Euros, in which case applicable currency exchange rates applied.

FD Shareholders who received Shares pursuant to the Earn Out Option entered into restricted stock agreements with FTI (“Restricted Stock Agreements”), providing for contractual restrictions on transfer, resale and disposition, as well as hedge, pledge and similar transactions (the “Restrictions”) from settlement to and including September 30, 2009. After September 30, 2007, senior management of FD, in its discretion, may waive the Restrictions applicable to a shareholder, on a case by case basis, with the consent of FTI, which consent will not be unreasonably withheld or delayed. In certain events, if a shareholder breaches certain agreements not to compete with, or solicit employees or clients or maintain the confidentiality of information of, FD and its subsidiaries, the Restrictions will extend until September 30, 2013. If on September 30, 2009 the “Market Value” per share of Common Stock (“FTI Share”) (as described below) is less than the “Closing Value” per FTI Share (as described below), then FTI will pay to such FD Shareholder in cash an amount equal to the difference between the Closing Value and the Market Value per FTI Share held by such FD Shareholder (the “Closing Value Guarantee”). For the purpose of the preceding paragraph, the “Market Value” will be deemed to be the closing price per FTI Share (as reported on the New York Stock Exchange (or such other principal securities exchange on which FTI Shares are then traded) as proportionately adjusted for stock dividends, stock splits, reverse stock splits and other adjustments from time to time affecting FTI Shares) on September 30, 2009, or if the exchange is not open for trading on such date, the next day of trading of shares of FTI Shares on which the exchange is open for trading and the “Closing Value” means $22.26 per FTI Share (the average closing price per FTI Share as reported on the New York Stock Exchange for the five trading days ending September 6, 2006). If the Restrictions lapse earlier or later than September 30, 2009, the Closing Value Guarantee will cease to apply to such shareholder.

Bidco’s Offer to Purchase (and the associated offer of securities of FTI) expired at 3.00 p.m., New York time on October 9, 2006. Pursuant to the Articles of Association of FD1, FD Shareholders who do not accept Bidco’s Offer to Purchase will be required to transfer their shares to Bidco pursuant to drag-along rights if and when Bidco exercises its drag-along right. Currently, Bidco anticipates that the acquisition of FD Shares that have not been acquired by October 10, 2006 will be deferred to February 2007.

The acquisition of FD Shares by Bidco, was funded with the proceeds of the Offering of Senior Notes described in this Current Report on Form 8-K and borrowings under FTI’s Amended and Restated Credit Agreement entered into as of September 29, 2006 (“Credit Agreement”), among FTI, the guarantors named therein, the lenders named therein and Bank of America, N.A., as Administrative Agent. Reference is made to FTI’s Current Report on Form 8-K dated September 29, 2006 filed with the SEC on October 2, 2006, which is incorporated by reference herein.

The foregoing descriptions of the Put/Call Option, irrevocable undertakings, Restricted Stock Agreement, Warranty Deed and Parent Guaranty Agreement are qualified in their entireties by reference to the complete copies of the forms of those agreements that are filed as Exhibits 4.2 and 10.2 through 10.7 to this Current Report on Form 8-K and are incorporated by reference herein.

On October 3, 2006, FTI issued its Press Release announcing the acquisition of substantially all of the share capital of FD and the completion of FTI’s Offering of Senior Notes on October 3, 2006, and the closing of the Credit Agreement on September 29, 2006. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01 Financial	Statements and Exhibits

(c) Exhibits.

4.1	Indenture, dated as of October 3, 2006, by and among FTI, the Note Guarantors named therein and Wilmington Trust Company, as trustee, relating to the Senior Notes

4.2	Form of Put and Call Option Agreement

10.1	Exchange and Registration Rights Agreement, dated as of October 3, 2006, by and among FTI, the Note Guarantors named therein and the Initial Purchasers named therein, relating to the Senior Notes

10.2	Form of Irrevocable Undertaking entered into by Controlling Shareholder Group of FD International (Holdings) Limited

10.3	Form of Irrevocable Undertaking entered into by Executive Officers of FD International (Holdings) Limited

10.4	Form of Irrevocable Undertaking entered into by Other Shareholders of FD International (Holdings) Limited

10.5	Form of Restricted Stock Agreement between FTI Consulting, Inc. and to be named Shareholders

10.6	Warranty Deed dated as of September 11, 2006 between FTI FD LLC and the Warrantors named therein

10.7	Parent Guaranty Agreement dated as of October 4, 2006, between FTI Consulting, Inc. and FTI FD Inc.*

99.1	Press Release issued by FTI Consulting, Inc., dated October 3, 2006

*	Exhibits, schedules (or similar attachments) to the agreement are not filed. FTI will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: October 10, 2006	By:	/S/ THEODORE I. PINCUS
Theodore I. Pincus
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of October 3, 2006, by and among FTI, the Note Guarantors named therein and Wilmington Trust Company, as trustee, relating to the Senior Notes

4.2	Form of Put and Call Option Agreement

10.1	Exchange and Registration Rights Agreement, dated as of October 3, 2006, by and among FTI, the Note Guarantors named therein and the Initial Purchasers named therein, relating to the Senior Notes

10.2	Form of Irrevocable Undertaking entered into by Controlling Shareholder Group of FD International (Holdings) Limited

10.3	Form of Irrevocable Undertaking entered into by Executive Officers of FD International (Holdings) Limited

10.4	Form of Irrevocable Undertaking entered into by Other Shareholders of FD International (Holdings) Limited

10.5	Form of Restricted Stock Agreement between FTI Consulting, Inc. and to be named Shareholders

10.6	Warranty Deed dated as of September 11, 2006 between FTI FD LLC and the Warrantors named therein

10.7	Parent Guaranty Agreement dated as of October 4, 2006, between FTI Consulting, Inc. and FTI FD Inc.*

99.1	Press Release issued by FTI Consulting, Inc., dated October 3, 2006

*	Exhibits, schedules (or similar attachments) to the agreement are not filed. FTI will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.